Smartsheet Inc. Announces Fourth Quarter and Fiscal Year 2024 Results
•Surpassed $1 billion in annualized recurring revenue in the fourth quarter
•Fourth quarter total revenue grew 21% year over year to $256.9 million
•Fourth quarter operating cash flow of $59.7 million and free cash flow of $56.3 million
•Ended the year with cash, cash equivalents, and short-term investments of $628.8 million

BELLEVUE, Wash. - March 14, 2024 - Smartsheet (NYSE: SMAR), the enterprise work management platform, today announced financial results for its fourth fiscal quarter and fiscal year ended January 31, 2024.

“Strong demand from our enterprise customers helped us achieve the major milestone of $1 billion in annualized recurring revenue in Q4,” said Mark Mader, CEO of Smartsheet. “Looking forward, we’re setting the foundation for the next era of profitable growth with proven, more efficient go-to-market motions paired with enterprise-grade product innovation informed by decades of data, work patterns, and customer use cases.”

Fourth Quarter Fiscal 2024 Financial Highlights

•Revenue: Total revenue was $256.9 million, an increase of 21% year over year. Subscription revenue was $244.0 million, an increase of 23% year over year. Professional services revenue was $12.9 million, a decrease of 4% year over year.

•Operating Income (Loss): GAAP operating loss was $(16.6) million, or (6)% of total revenue, compared to $(44.4) million, or (21)% of total revenue, in the fourth quarter of fiscal 2023. Non-GAAP operating income was $39.6 million, or 15% of total revenue, compared to $7.5 million, or 4% of total revenue, in the fourth quarter of fiscal 2023.

•Net Income (Loss): GAAP net loss was $(9.0) million, compared to $(42.7) million in the fourth quarter of fiscal 2023. GAAP net loss per share was $(0.07), compared to $(0.33) in the fourth quarter of fiscal 2023. Non-GAAP net income was $47.1 million, compared to $9.9 million in the fourth quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $0.35 and $0.34, respectively, compared to $0.08 and $0.07, respectively, in the fourth quarter of fiscal 2023.

•Cash Flow: Net operating cash flow was $59.7 million, compared to $20.2 million in the fourth quarter of fiscal 2023. Free cash flow was $56.3 million, or 22% of total revenue, compared to $16.4 million, or 8% of total revenue, in the fourth quarter of fiscal 2023.

Fiscal Year 2024 Financial Highlights

•Revenue: Total revenue was $958.3 million, an increase of 25% year over year. Subscription revenue was $904.0 million, an increase of 27% year over year. Professional services revenue was $54.3 million.

•Operating Income (Loss): GAAP operating loss was $(120.3) million, or (13)% of total revenue, compared to $(221.6) million, or (29)% of total revenue, in fiscal 2023. Non-GAAP operating income was $100.9 million, or 11% of total revenue, compared to non-GAAP operating loss of $(36.0) million, or (5)% of total revenue, in fiscal 2023.

•Net Income (Loss): GAAP net loss was $(104.6) million, compared to $(215.6) million in fiscal 2023. GAAP net loss per share was $(0.78), compared to $(1.66) in fiscal 2023. Non-GAAP net income was $116.8 million, compared to non-GAAP net loss of $(29.2) million in fiscal 2023. Non-GAAP basic and diluted net income per share was $0.87 and $0.85, respectively, compared non-GAAP basic and diluted net loss per share of $(0.22) in fiscal 2023.

•Cash Flow: Net operating cash flow was $157.9 million, compared to $23.6 million in fiscal 2023. Free cash flow was $144.5 million, or 15% of revenue, compared to $9.8 million or 1% of revenue in fiscal 2023.

Fiscal Year 2024 Operational Highlights

•Annualized recurring revenue ("ARR") was $1.031 billion, an increase of 21% year over year
•Calculated billings were $1.069 billion, an increase of 20% year over year
•Average ARR per domain-based customer was $9,672, an increase of 15% year over year
•Dollar-based net retention rate was 116%
•Number of all customers with ARR of $100,000 or more was 1,904, an increase of 28% year over year
•Number of all customers with ARR of $50,000 or more was 3,924, an increase of 22% year over year
•Number of all customers with ARR of $5,000 or more was 19,818, an increase of 10% year over year

Fiscal Year 2024 Business Highlights

•Named a Leader in the December 2023 Gartner® Magic Quadrant™ for Collaborative Work Management.1
•Recognized as a 2023 Gartner Peer Insights™ Customers’ Choice for the Collaborative Work Management market.1
•Released new generative AI capabilities that empower customers to achieve their goals faster and more easily. The AI tools that enable customers to generate formulas and create text and summaries became generally available in Q4. More tools, including the Smartsheet-trained AI assistant and analyze data capabilities, are available to early adopters now and will be released to all eligible users next quarter.
•Significantly expanded platform scale and enhanced enterprise-grade security so customers can manage their most complicated and mission-critical work on Smartsheet securely and reliably.
•Unveiled powerful new workload tracking features that enhance team performance and streamline project execution.
•Announced new dashboard themes that enable customers to generate stunning, data-rich dashboards with ease.
1Gartner® is a registered trademark and service mark of Gartner, Inc. and Magic Quadrant™ and Gartner Peer Insights™ are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.
Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

•Announced new ways for customers to visualize their work in Smartsheet, including a new Timeline View, which gives teams a big-picture look into date-based work.
•Recognized as a Leader in two IDC reports: IDC MarketScape: Worldwide Collaborative Work Management 2023-2024 Vendor Assessment2 and IDC MarketScape: Worldwide Cloud Project and Portfolio Management 2023-2024 Vendor Assessment.3
•Invested in Australia-based data hosting to better serve the company’s growing list of customers in the region.

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Key Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the first quarter of fiscal year 2025, the Company currently expects:
•Total revenue of $257 million to $259 million, representing year-over-year growth of 17% to 18%
•Non-GAAP operating income of $32 million to $34 million
•Non-GAAP net income per share of $0.26 to $0.27, assuming diluted weighted-average shares outstanding of approximately 141.0 million

For the full fiscal year 2025, the Company currently expects:
•Total revenue of $1,113 million to $1,118 million, representing year-over-year growth of 16% to 17%
•Non-GAAP operating income of $135 million to $145 million
•Non-GAAP net income per share of $1.06 to $1.13, assuming diluted weighted-average shares outstanding of approximately 142.2 million
•ARR year-over-year growth of 14%
•Free cash flow of $200 million

We have not reconciled free cash flow or diluted weighted-average shares outstanding guidance to their most directly comparable GAAP measure due to the uncertainty regarding, and the potential variability of, the related reconciling items. For those reasons, we are also unable to address the probable significance of the unavailable information. Accordingly, a reconciliation for free cash flow and diluted weighted-average shares outstanding guidance is not available without unreasonable effort.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 14, 2024. A live webcast and accompanying presentation can be accessed through the events section of the Smartsheet investor relations website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the U.S.). The conference ID is 7672979. A replay of the conference call will be available starting approximately two hours after the conclusion of the live event and will be available for seven days. The dial-in for the replay is (800) 770-2030 or +1 (609) 800-9909 (outside of the U.S.).
2doc #US49434923, December 2023
3doc #US49434823, December 2023

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2024 and the full fiscal year ending January 31, 2025, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating income (loss) as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business, as applicable. We define non-GAAP net income (loss) as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income (loss).
We define basic non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. If there is a non-GAAP net loss, basic and diluted loss per share are the same number as all potentially dilutive securities would have an antidilutive impact. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.

Definitions of Key Business Metrics
In the fourth quarter of fiscal year ended January 31, 2024, management re-evaluated its key business metrics and as a result annualized contract value (“ACV”) will now be referred to as annualized recurring revenue (“ARR”). We believe the change will result in key business metrics that more closely align with our industry peers and with how management views growth in the business and evaluates financial performance. The change from ACV to ARR did not have a material impact to our key business metrics in the current or any prior reporting period. The definition and calculation of the key business metrics discussed below may differ from other similarly titled metrics used by other companies.

Annualized recurring revenue

We define annualized recurring revenue, or ARR, as the annualized recurring value of all active subscription contracts at the end of a reporting period. We exclude the value of non-recurring revenue streams, such as our professional services revenue, that are recognized at a point in time. We use ARR as one of our operating measures to assess the strength of the Company’s subscription services. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by twelve. Annualizing contracts with terms less than one year results in amounts being included in our ARR calculation that are in excess of the total contract value for those contracts at the end of the reporting period. The value of subscription contracts that are sold through third-party resellers, wherein we do not have visibility into the pricing provided, is based on the list price. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Average ARR per domain-based customer

We use average ARR per domain-based customer to measure customer commitment to our platform and sales force productivity. We define average ARR per domain-based customer as total outstanding ARR for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these same customers as of the current period end (“Current Period ARR”). Current Period ARR includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

The dollar-based net retention rate is used by us to evaluate the long-term value of our customer relationships and is driven by our ability to retain and expand the subscription revenue generated from our existing customers.

About Smartsheet

Smartsheet is the modern enterprise work management platform trusted by millions of people at companies across the globe, including 85% of the 2023 Fortune 500 companies. The category pioneer and market leader, Smartsheet delivers powerful solutions fueling performance and driving the next wave of innovation. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue
Subscription	$244,038	$198,856	$904,031	$713,735
Professional services	12,911	13,481	54,307	53,180
Total revenue	256,949	212,337	958,338	766,915
Cost of revenue
Subscription	33,649	32,230	134,658	114,384
Professional services	12,842	12,483	51,790	50,901
Total cost of revenue	46,491	44,713	186,448	165,285
Gross profit	210,458	167,624	771,890	601,630
Operating expenses
Research and development	61,266	58,376	234,071	215,205
Sales and marketing	127,891	119,728	510,576	479,250
General and administrative	37,871	33,938	147,525	128,811
Total operating expenses	227,028	212,042	892,172	823,266
Loss from operations	(16,570)	(44,418)	(120,282)	(221,636)
Interest income	7,601	3,729	25,641	7,742
Other income (expense), net	(120)	(285)	(1,501)	1,104
Loss before income tax provision (benefit)	(9,089)	(40,974)	(96,142)	(212,790)
Income tax provision (benefit)	(113)	1,758	8,489	2,849
Net loss	$(8,976)	$(42,732)	$(104,631)	$(215,639)
Net loss per share, basic and diluted	$(0.07)	$(0.33)	$(0.78)	$(1.66)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	136,389	131,435	134,507	130,071

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Cost of subscription revenue	$3,089	$3,271	$13,069	$11,248
Cost of professional services revenue	1,867	1,735	7,469	6,404
Research and development	19,078	17,259	71,341	62,165
Sales and marketing	18,040	17,704	73,545	63,224
General and administrative	10,683	9,128	40,782	33,514
Total share-based compensation expense	$52,757	$49,097	$206,206	$176,555

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	January 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$282,094	$223,156
Short-term investments	346,701	233,225
Accounts receivable, net of allowances of $6,560 and $6,285, respectively	238,708	198,643
Prepaid expenses and other current assets	64,366	55,063
Total current assets	931,869	710,087
Restricted cash	19	197
Deferred commissions	148,867	121,785
Property and equipment, net	42,362	39,395
Operating lease right-of-use assets	39,480	54,278
Intangible assets, net	27,960	39,069
Goodwill	141,477	142,415
Other long-term assets	5,445	2,983
Total assets	$1,337,479	$1,110,209
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,937	$2,125
Accrued compensation and related benefits	77,453	68,347
Other accrued liabilities	30,534	27,437
Operating lease liabilities, current	16,040	19,220
Finance lease liabilities, current	216	—
Deferred revenue	568,670	457,534
Total current liabilities	695,850	574,663
Operating lease liabilities, non-current	33,100	47,564
Finance lease liabilities, non-current	455	—
Deferred revenue, non-current	1,785	2,195
Other long-term liabilities	434	129
Total liabilities	731,624	624,551
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of January 31, 2024 and January 31, 2023	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 136,884,011 shares issued and outstanding as of January 31, 2024; 500,000,000 shares authorized, 131,845,028 shares issued and outstanding as of January 31, 2023	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2024 and January 31, 2023	—	—
Additional paid-in capital	1,468,805	1,243,730
Accumulated other comprehensive income (loss)	(146)	101
Accumulated deficit	(862,804)	(758,173)
Total shareholders’ equity	605,855	485,658
Total liabilities and shareholders’ equity	$1,337,479	$1,110,209

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2024	2023
Cash flows from operating activities
Net loss	$(104,631)	$(215,639)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	206,206	176,555
Depreciation and amortization	27,012	24,856
Net amortization of discounts on investments	(12,546)	(2,768)
Amortization of deferred commission costs	53,587	47,093
Unrealized foreign currency (gain) loss	670	(1,198)
Non-cash operating lease costs	12,012	18,914
Impairment of long-lived assets	1,448	1,544
Other, net	4,042	(429)
Changes in operating assets and liabilities:
Accounts receivable	(43,910)	(47,597)
Prepaid expenses and other current assets	(9,548)	(21,437)
Other long-term assets	(3,049)	(590)
Accounts payable	828	154
Other accrued liabilities	3,481	8,432
Accrued compensation and related benefits	7,894	3,739
Deferred commissions	(80,668)	(77,566)
Deferred revenue	110,781	123,853
Other long-term liabilities	308	89
Operating lease liabilities	(16,039)	(14,417)
Net cash provided by operating activities	157,878	23,588
Cash flows from investing activities
Purchases of short-term investments	(513,490)	(456,649)
Maturities of short-term investments	413,100	226,048
Purchases of property and equipment	(2,563)	(6,137)
Proceeds from sale of property and equipment	42	217
Proceeds from liquidation of a long-term investment	—	622
Capitalized internal-use software development costs	(10,775)	(7,660)
Payments for business acquisitions, net of cash and restricted cash acquired	—	(20,342)
Net cash used in investing activities	(113,686)	(263,901)
Cash flows from financing activities
Proceeds from exercise of stock options	1,653	5,633
Taxes paid related to net share settlement of restricted stock units	(7,100)	(4,177)
Proceeds from contributions to Employee Stock Purchase Plan	20,006	12,600
Payments on principal of finance leases	(34)	—
Net cash provided by financing activities	14,525	14,056
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(32)	334
Net increase (decrease) in cash, cash equivalents, and restricted cash	58,685	(225,923)
Cash, cash equivalents, and restricted cash at beginning of period	223,757	449,680
Cash, cash equivalents, and restricted cash at end of period	$282,442	$223,757

Supplemental disclosures
Cash paid for interest	$11	$—
Cash paid for income tax	12,085	551
Accrued purchases of property and equipment, including internal-use software	1,445	1,271
Share-based compensation capitalized in internal-use software development costs	4,567	3,359
Right-of-use assets obtained in exchange for new operating lease liabilities	1,666	7,230
Right-of-use assets reductions related to operating leases	4,451	4,696
Purchases of fixed assets under finance leases	693	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating income (loss) and operating margin

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(dollars in thousands)
Loss from operations	$(16,570)	$(44,418)	$(120,282)	$(221,636)
Add:
Share-based compensation expense(1)	53,379	49,473	208,298	177,966
Amortization of acquisition-related intangible assets(2)	2,709	2,716	10,826	10,310
One-time acquisition costs	—	10	—	622
Litigation expenses and settlements(3)	—	(3,900)	—	(8,400)
Lease restructuring costs(4)	36	3,600	2,087	5,144
Non-GAAP operating income (loss)	$39,554	$7,481	$100,929	$(35,994)

Operating margin	(6)%	(21)%	(13)%	(29)%
Non-GAAP operating margin	15%	4%	11%	(5)%
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.
(4)Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net income (loss) and per share data

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(in thousands, except per share data)
Net loss	$(8,976)	$(42,732)	$(104,631)	$(215,639)
Add:
Share-based compensation expense(1)	53,379	49,473	208,298	177,966
Amortization of acquisition-related intangible assets(2)	2,709	2,716	10,826	10,310
One-time acquisition costs	—	10	—	622
Litigation expenses and settlements(3)	—	(3,900)	—	(8,400)
Lease restructuring costs(4)	36	4,355	2,294	5,899
Non-GAAP net income (loss)	$47,148	$9,922	$116,787	$(29,242)

Non-GAAP net income (loss) per share, basic	$0.35	$0.08	$0.87	$(0.22)
Non-GAAP net income (loss) per share, diluted	$0.34	$0.07	$0.85	$(0.22)
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Relates to matters that are outside the ordinary course of our business.
(4)Includes charges related to the reassessment of our real estate lease portfolio.

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(in thousands)
Weighted-average shares outstanding; basic	136,389	131,435	134,507	130,071
Effect of dilutive securities:
Shares subject to outstanding common stock awards	3,282	2,646	3,560	—
Non-GAAP weighted-average shares outstanding; diluted	139,671	134,081	138,067	130,071

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$59,702	$20,193	$157,878	$23,588
Less:
Purchases of property and equipment	(466)	(1,962)	(2,563)	(6,137)
Capitalized internal-use software development costs	(2,925)	(1,834)	(10,775)	(7,660)
Payments on principal of finance leases	(34)	—	(34)	—
Free cash flow	$56,277	$16,397	$144,506	$9,791

Reconciliation from revenue to calculated billings

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023

	(in thousands)
Total revenue	$256,949	$212,337	$958,338	$766,915
Add:
Deferred revenue (end of period)	570,455	459,729	570,455	459,729
Less:
Deferred revenue (beginning of period)	485,469	385,351	459,729	334,662
Calculated billings	$341,935	$286,715	$1,069,064	$891,982

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q1 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Loss from operations	$(25.7)	$(23.7)	$(98.6)	$(88.6)
Add:
Share-based compensation expense(1)	55.0	55.0	222.0	222.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	9.6	9.6
Lease restructuring costs(3)	—	—	2.0	2.0
Non-GAAP operating income	$32.0	$34.0	$135.0	$145.0
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q1 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Net loss	$(21.1)	$(19.1)	$(82.6)	$(72.6)
Add:
Share-based compensation expense(1)	55.0	55.0	222.0	222.0
Amortization of acquisition-related intangible assets(2)	2.7	2.7	9.6	9.6
Lease restructuring costs(3)	—	—	2.0	2.0
Non-GAAP net income	$36.6	$38.6	$151.0	$161.0
(1)Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.

Smartsheet Inc.
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Aaron Turner
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